UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2006

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 27, 2006, WMS Industries Inc.’s wholly-owned subsidiary, WMS Gaming Inc. (“WMS”), reached final agreement on a Game Manufacturer Cashless License Agreement (the “Agreement”) with IGT, dated as of October 1, 2006, which replaces the Cashless License Agreement, dated September 18, 2000. The Agreement provides WMS with a license to use for a fee certain intellectual property evidenced by certain patents described therein. Currently, WMS utilizes the licensed intellectual property in over 90% of its manufactured gaming devices. The Agreement expires when the last of the patents licensed thereunder expires. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

The Cashless License Agreement, dated September 18, 2000, between WMS and IGT expired on September 30, 2006.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	Exhibits	Description

10.1
Game Manufacturer Cashless License Agreement, dated as of October 1, 2006, between IGT and WMS Gaming Inc. Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.

Date: October 3, 2006
/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary

Exhibit Index

Exhibits	Description

10.1
Game Manufacturer Cashless License Agreement, dated as of October 1, 2006, between IGT and WMS Gaming Inc. Portions of this exhibit have been omitted under a request for confidential treatment filed separately with the commission.